Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS SECOND QUARTER 2009 RESULTS

Revenues Grew by 19.7% and Customers Increased by 20.3% Over Prior Year

ATLANTA (August 5, 2009) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the second quarter ended June 30, 2009.

Recent financial and operating highlights include the following:

•	Strong second quarter revenue growth with revenues of $101.8 million, up 19.7% over the second quarter of 2008;

•	Total adjusted EBITDA of $13.8 million during the second quarter of 2009 compared to $13.7 million during the second quarter of 2008 (see page 9 for reconciliation to net income);

•	Net loss of $2.2 million in the second quarter of 2009 compared with net income of $0.5 million in the second quarter of 2008;

•	Total customers in Cbeyond’s twelve operating markets of 46,405, reflecting net customer additions of 2,063 in the second quarter of 2009 and a 20.3% increase year-over-year;

•	Average monthly revenue per customer location (ARPU) of $748 during the second quarter of 2009, compared to $755 in the first quarter of 2009 and $754 in the second quarter of 2008; and

•	Monthly customer churn of 1.5% in the second quarter of 2009 as compared to 1.5% in the first quarter of 2009.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and six months ended June 30, 2008 and 2009, include the following:

	For the Three Months Ended June 30,
	2008	2009	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$85,092	$101,837	$16,745	19.7%
Operating expenses	$84,346	$103,685	$19,339	22.9%
Operating income (loss)	$746	$(1,848)	$(2,594)	(347.7%)
Net income (loss)	$496	$(2,206)	$(2,702)	(544.8%)
Capital expenditures	$18,194	$16,886	$(1,308)	(7.2%)

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	38,576	46,405	7,829	20.3%
Net customer additions	1,902	2,063	161	8.5%
Average monthly churn rate	1.3%	1.5%	0.2%	15.4%
Average monthly revenue per customer location	$754	$748	$(6)	(0.8%)
Adjusted EBITDA (in thousands)	$13,663	$13,803	$140	1.0%

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

	For the Six Months Ended June 30,
	2008	2009	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$165,585	$200,097	$34,512	20.8%
Operating expenses	$163,120	$202,554	$39,434	24.2%
Operating income (loss)	$2,465	$(2,457)	$(4,922)	(199.7%)
Net income (loss)	$1,499	$(2,147)	$(3,646)	(243.2%)
Capital expenditures	$33,748	$34,202	$454	1.3%

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	38,576	46,405	7,829	20.3%
Net customer additions	3,535	3,942	407	11.5%
Average monthly churn rate	1.3%	1.5%	0.2%	15.4%
Average monthly revenue per customer location	$750	$751	$1	0.1%
Adjusted EBITDA (in thousands)	$28,151	$28,787	$636	2.3%

Management Comments

“I am pleased to report solid operating metrics in our business,” said Jim Geiger, chief executive officer of Cbeyond. “Gross customer additions were 8% higher than our previous quarter, representing an acceleration in our pace of growth, and we achieved a stable rate of customer churn, with reason to believe in future improvements when economic conditions improve.”

Geiger added, “The economic recession has continued to create a challenging business environment for Cbeyond. The business climate continues to challenge our small business customers and, in turn, continues to pressure our historic norms in both average revenue per customer, or ARPU, and churn. Despite the pressure on ARPU in the quarter, we still posted year-over-year revenue growth of approximately 20%, and we foresee improvements in adjusted EBITDA over the next few quarters. With 20% growth, we believe that Cbeyond’s business model has proven itself once again, especially in this difficult environment. We are pleased with our organic growth in this environment, and we remain confident in our future success.”

Second Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $101.8 million for the second quarter of 2009, an increase of 19.7% from the second quarter of 2008. The sequential increase in revenue for the second quarter of 2009 was $3.6 million, as compared to a sequential increase of $4.4 million for the first quarter of 2009. Revenues in the first quarter of 2009 included a $0.6 million positive adjustment relating to customer promotional liabilities recorded in prior periods. These promotional obligations were recorded at their maximum amount in prior periods due to the lack of sufficient historical experience required under U.S. generally accepted accounting principles (GAAP) to estimate the amounts that would ultimately be claimed by customers.

ARPU, or average monthly revenue per customer location, was $748 in the second quarter of 2009, as compared to $754 in the second quarter of 2008 and $755 in the first quarter of 2009. The decline in ARPU from the first quarter of 2009 was primarily due to the positive adjustment relating to customer promotional liabilities in the first quarter of 2009 and to increasing pressure from customers for incentives to sign up for service or renew contracts and decreasing levels of voice usage that contribute to overage charges above our base packages, both of which the Company believes have resulted from the effects of the economic recession on customers.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 66.2% in the second quarter of 2009 as compared with 67.6% in the first quarter of 2009 and 68.0% in the second quarter of 2008. Gross margin decreased as compared to the first quarter of 2009 primarily due to lower ARPU and increased volumes of mobile sales.

Operating Income (Loss), Adjusted EBITDA, Income Taxes and Net Income (Loss)

Cbeyond reported an operating loss of ($1.8) million in the second quarter of 2009 compared with operating income of $0.8 million in the second quarter of 2008. Total adjusted EBITDA for the second quarter of 2009 was $13.8 million, as compared to total adjusted EBITDA of $13.7 million in the second quarter of 2008. Total adjusted EBITDA for the second quarter of 2009 included $5.0 million of planned negative adjusted EBITDA from early stage markets, while negative adjusted EBITDA for the second quarter of 2008 totaled $5.2 million from early stage markets. Total adjusted EBITDA would have been significantly higher without

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

the impact of negative results from these early stage markets, which were entered to drive longer term growth in the business (see Selected Quarterly Financial Data and Operating Metrics, pages 7-8). Cbeyond reported a net loss of ($2.2) million for the second quarter of 2009 as compared to net income of $0.5 million for the second quarter of 2008.

Cash and Cash Equivalents

Cash and cash equivalents amounted to $27.9 million at the end of the second quarter of 2009, as compared to $31.3 million at the end of the first quarter of 2009.

Capital Expenditures

Capital expenditures were $16.9 million during the second quarter of 2009, compared to $17.3 million in the first quarter of 2009 and $18.2 million in the second quarter of 2008. Capital expenditures in the second quarter of 2009 decreased from the first quarter of 2009 because decreases in capital expenditures in certain markets and corporate headquarters were greater than the increase in pre-launch spending for Seattle.

Business Outlook for 2009

Cbeyond provides the following annual guidance for 2009:

	Current Guidance	Prior Guidance
Revenues	Approximately $420 million	$420 million to $430 million
Adjusted EBITDA	$62 million to $66 million	$62 million to $70 million
Capital expenditures	$62 million to $66 million	$65 million to $70 million

Based on results and trends noted in the second quarter of 2009, such as customer additions, ARPU, and the customer churn rate, Cbeyond determined to narrow its revenue guidance to approximately $420 million, the low end of our original 2009 guidance. Additionally, Cbeyond has narrowed its guidance range for adjusted EBITDA and capital expenditures. Guidance for 2009 assumes that current economic conditions will persist through at least the end of the year.

Conference Call

Cbeyond will hold a conference call to discuss this press release Wednesday, August 5, 2009, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (888) 631-5927 (for domestic U.S. callers) and (913) 312-0852 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading IP-based managed services provider that delivers integrated packages of communications and IT services to more than 46,000 small businesses throughout the United States. Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including the resulting inability of certain of our customers to meet their

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepting accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenue:
Customer revenue	$83,450	$100,041	$162,188	$196,513
Terminating access revenue	1,642	1,796	3,397	3,584

Total revenue	85,092	101,837	165,585	200,097

Operating expenses:
Cost of revenue	27,202	34,465	52,240	66,344
Selling, general and administrative	47,025	57,192	91,007	112,653
Depreciation and amortization (1)	10,119	12,028	19,873	23,557

Total operating expenses	84,346	103,685	163,120	202,554

Operating income (loss)	746	(1,848)	2,465	(2,457)

Other income (expense):
Interest income	218	7	598	25
Interest expense	(87)	(21)	(143)	(110)
Other income (expense), net	—	30	—	28

Total other income (expense)	131	16	455	(57)

Income (loss) before income taxes	877	(1,832)	2,920	(2,514)

Income tax (expense) benefit	(381)	(374)	(1,421)	367

Net income (loss)	$496	$(2,206)	$1,499	$(2,147)

Earnings (loss) per common share
Basic	$0.02	$(0.08)	$0.05	$(0.08)
Diluted	$0.02	$(0.08)	$0.05	$(0.08)

Weighted average number of common shares outstanding
Basic	28,286	28,534	28,257	28,494
Diluted	29,558	28,534	29,722	28,494

(1)	To conform to the current year presentation, amounts previously recognized separately as loss on disposal of property and equipment have been reclassified to depreciation and amortization.

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2008	June 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$36,975	$27,854
Accounts receivable, gross	28,759	30,540
Less: Allowance for doubtful accounts	(2,374)	(2,286)

Accounts receivable, net	26,385	28,254
Other assets	13,470	13,791

Total current assets	76,830	69,899

Property and equipment, gross	299,738	331,929
Less: Accumulated depreciation and amortization	(173,052)	(194,809)

Property and equipment, net	126,686	137,120
Other assets	8,971	10,241

Total assets	$212,487	$217,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,796	$9,664
Other accrued liabilities	48,353	46,923

Total current liabilities	59,149	56,587

Non-current liabilities	9,803	10,451
Stockholders’ equity
Common stock	284	287
Additional paid-in capital	266,053	274,884
Accumulated deficit	(122,802)	(124,949)

Total stockholders’ equity	143,535	150,222

Total liabilities and stockholders’ equity	$212,487	$217,260

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Jun. 30 2008	Sept. 30 2008	Dec. 31 2008	Mar. 31 2009	Jun. 30 2009
Revenues
Atlanta	$20,088	$20,641	$20,918	$21,107	$21,260
Dallas	17,097	17,733	18,064	18,446	18,668
Denver	17,596	17,999	17,957	18,178	17,841
Houston	11,587	11,963	12,224	12,344	12,598
Chicago	8,957	9,410	9,594	9,653	9,823
Los Angeles	5,503	6,250	6,971	7,920	8,793
San Diego	2,363	3,030	3,539	4,084	4,487
Detroit	1,194	1,567	1,860	2,054	2,280
San Francisco Bay Area	558	1,045	1,530	2,380	2,994
Miami	138	407	838	1,432	2,008
Minneapolis	11	198	377	645	909
Greater Washington, D.C. Area	—	—	—	17	176

Total revenues	$85,092	$90,243	$93,872	$98,260	$101,837

Adjusted EBITDA
Atlanta	$10,865	$11,659	$11,347	$11,559	$11,560
Dallas	8,482	10,367	9,149	9,281	9,263
Denver	9,652	9,508	9,488	9,614	8,979
Houston	5,540	6,304	5,759	5,847	5,548
Chicago	3,033	3,229	3,793	3,788	3,689
Los Angeles	1,141	1,346	1,286	1,640	1,891
San Diego	(513)	(162)	143	631	740
Detroit	(1,142)	(812)	(472)	(376)	(349)
San Francisco Bay Area	(1,516)	(1,323)	(1,322)	(839)	(452)
Miami	(1,163)	(1,425)	(1,530)	(1,501)	(1,303)
Minneapolis	(877)	(1,115)	(1,124)	(1,008)	(1,177)
Greater Washington, D.C. Area	(37)	(88)	(469)	(1,019)	(1,603)
Seattle	—	—	(11)	(10)	(104)
Corporate	(19,802)	(20,587)	(20,529)	(22,623)	(22,879)

Total adjusted EBITDA	$13,663	$16,901	$15,508	$14,984	$13,803

Adjusted EBITDA margin (market-level)
Atlanta	54.1%	56.5%	54.2%	54.8%	54.4%
Dallas	49.6%	58.5%	50.6%	50.3%	49.6%
Denver	54.9%	52.8%	52.8%	52.9%	50.3%
Houston	47.8%	52.7%	47.1%	47.4%	44.0%
Chicago	33.9%	34.3%	39.5%	39.2%	37.6%
Los Angeles	20.7%	21.5%	18.4%	20.7%	21.5%
San Diego	(21.7%)	(5.3%)	4.0%	15.5%	16.5%
Detroit	(95.6%)	(51.8%)	(25.4%)	(18.3%)	(15.3%)
San Francisco Bay Area	N/M	(126.6%)	(86.4%)	(35.3%)	(15.1%)
Miami	N/M	N/M	(182.6%)	(104.8%)	(64.9%)
Minneapolis	N/M	N/M	N/M	(156.3%)	(129.5%)
Greater Washington, D.C. Area	N/M	N/M	N/M	N/M	N/M
Seattle	N/M	N/M	N/M	N/M	N/M

Adjusted EBITDA margin (as % of total revenue)
Corporate	(23.3%)	(22.8%)	(21.9%)	(23.0%)	(22.5%)
Total	16.1%	18.7%	16.5%	15.2%	13.6%

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Jun. 30 2008	Sept. 30 2008	Dec. 31 2008	Mar. 31 2009	Jun. 30 2009
Operating income (loss)
Atlanta	$9,848	$10,782	$10,291	$10,515	$10,409
Dallas	7,564	9,434	8,230	8,392	8,368
Denver	8,835	8,644	8,661	8,840	8,208
Houston	4,666	5,425	4,933	5,084	4,820
Chicago	2,280	2,379	2,976	2,977	2,862
Los Angeles	575	737	622	935	1,147
San Diego	(795)	(497)	(241)	231	309
Detroit	(1,366)	(1,121)	(781)	(717)	(717)
San Francisco Bay Area	(1,743)	(1,612)	(1,630)	(1,181)	(835)
Miami	(1,298)	(1,618)	(1,751)	(1,750)	(1,582)
Minneapolis	(890)	(1,276)	(1,288)	(1,187)	(1,380)
Greater Washington, D.C. Area	(37)	(90)	(477)	(1,075)	(2,002)
Seattle	—	—	(11)	(30)	(114)
Corporate	(26,893)	(28,339)	(28,679)	(31,643)	(31,341)

Total operating income (loss)	$746	$2,848	$855	$(609)	$(1,848)

Capital expenditures
Atlanta	$1,160	$1,272	$2,178	$1,024	$1,222
Dallas	925	586	643	855	932
Denver	886	631	1,756	904	593
Houston	649	280	715	1,038	547
Chicago	908	437	474	359	422
Los Angeles	502	429	922	1,800	1,037
San Diego	690	364	717	575	500
Detroit	533	264	485	285	287
San Francisco Bay Area	672	330	596	629	548
Miami	594	627	455	607	722
Minneapolis	1,037	309	261	268	296
Greater Washington, D.C. Area	570	1,878	1,645	191	250
Seattle	1	131	397	164	1,216
Corporate	9,067	6,297	11,113	8,617	8,314

Total capital expenditures	$18,194	$13,835	$22,357	$17,316	$16,886

Other Operating Data
Customers (at period end)	38,576	40,569	42,463	44,342	46,405
Net customer additions	1,902	1,993	1,894	1,879	2,063
Average monthly churn rate (1)	1.3%	1.3%	1.4%	1.5%	1.5%
Average monthly revenue per customer location (2)	$754	$760	$754	$755	$748

(1)	Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on our network at the beginning of that month.
(2)	Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

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CBEY Reports Second Quarter 2009 Results

August 5, 2009

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Jun. 30 2008	Sept. 30 2008	Dec. 31 2008	Mar. 31 2009	Jun. 30 2009
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$13,663	$16,901	$15,508	$14,984	$13,803
Depreciation and amortization	(10,119)	(10,591)	(11,041)	(11,529)	(12,028)
Non-cash share-based compensation	(2,798)	(3,462)	(3,612)	(4,064)	(3,623)
Interest income	218	197	51	18	7
Interest expense	(87)	(25)	(56)	(89)	(21)
Other income (expense), net	—	—	—	(2)	30
Income tax (expense) benefit	(381)	(1,356)	(317)	741	(374)

Net income (loss)	$496	$1,664	$533	$59	$(2,206)

		Three Months Ended June 30,		Six Months Ended June 30,
		2008	2009	2008	2009
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments		$13,663	$13,803	$28,151	$28,787
Depreciation and amortization		(10,119)	(12,028)	(19,873)	(23,557)
Non-cash share-based compensation		(2,798)	(3,623)	(5,813)	(7,687)
Interest income		218	7	598	25
Interest expense		(87)	(21)	(143)	(110)
Other income (expense), net		—	30	—	28
Income tax (expense) benefit		(381)	(374)	(1,421)	367

Net income (loss)		$496	$(2,206)	$1,499	$(2,147)

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